SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2005

Secured Diversified Investment, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4940 Campus Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

                                  Registrant’s telephone number, including area code: (949) 851-1069

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignations

On August 31, 2005, the following officers resigned from their respective positions with the Company:

Name	Position
Clifford Strand	Chief Executive Officer
William Biddle	Vice President
Gernot Trolf	Chief Operating Officer

Clifford Strand has also resigned as Chairman of the Board of Directors. However, Mr. Strand still serves as a Director of the Company.

Appointments

On September 1, 2005, our board of directors appointed Jan Wallace to serve as our Chief Executive Officer. We have not entered into an employment agreement with Ms. Wallace.

Jan Wallace. Ms. Wallace is currently serving as the President of the Company and is also the President of Wallace Black Financial & Investment Services, a private consulting company to private and public companies and individuals for business, financial and Investment strategies. Ms. Wallace has served as the President and CEO of three public companies listed on the Over-The-Counter Bulletin Board: MW Medical from 1998 to 2001; Dynamic and Associates, Inc.; and Claire Technologies, Inc. from 1994 to 1995. From 1987 to 1996, Ms. Wallace was associated with four Canadian companies: Active Systems as Executive Vice President; The Heafey Group, as financial consultant; Mailhouse Plus, Ltd., owner and President; and Pitney Bowes, first female sales executive. Ms. Wallace has a B.A. in Political Science and Economics from Queens University, Kingston, Ontario, Canada.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Certain Relationships and Related Transactions

Except as disclosed below, neither Ms. Wallace, nor any members of her immediate family (including spouse, parents, children, siblings, and in-laws) has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect the Company.

On April 5, 2005, the Company appointed Jan Wallace to serve as the President for a term of six months, subject to earlier termination. Ms. Wallace will receive approximately 54,900 shares of Common Stock as compensation for her services as President. Ms. Wallace is a principal of Wallace Black Financial & Investment Services (“WB”), which has been engaged as a consultant to perform certain investor relations and public relations tasks. Pursuant to the consulting agreement with WB, the Company has agreed to pay a monthly consulting fee of $10,000. In addition, the Company has granted WB 400,000 shares of restricted Common Stock and options to purchase 400,000 additional shares of Common Stock at exercise prices ranging from $0.50 per share to $2.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/ Jan Wallace
Jan Wallace, Chief Executive Officer

Date: September 2, 2005